SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  June 13, 2005
                                (Date of Report)

                                  May 11, 2005
                        (Date of Earliest Event Reported)

                          Claremont Technologies Corp.
             (Exact Name of Registrant as Specified in its Charter)

            Nevada                       000-50240                       98-0338263
 ------------------------------          ---------               -----------------------
(State or other jurisdiction of   Commission File Number          (IRS Employer I.D. No.)
        incorporation)

                           1100 - 1200 West 73rd Ave.
                             Vancouver, B.C V6P 6G5
                    (Address of Principal Executive Offices)

                                 (604) 267-7032
                         (Registrant's Telephone Number)

                                 Not Applicable.
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCIES OR RECEIVERSHIP


On March 25th, 2005 two of the Company's note holders filed an involuntary petition against the Company under Title 11 of the United States Code. They were subsequently joined by two other note holders. The Company answered and denied various allegations of the Petition. The parties conducted extensive discovery and at a June 7, 2005 hearing in the United States Bankruptcy Court for the District of Nevada, the parties announced that they were working towards a tentative settlement which will result in a restructuring of the Companies liabilities. The Court scheduled a follow up hearing for July 12, 2005 by which time the parties are hopeful that a plan can be submitted or the case dismissed.


                                   SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                           CLAREMONT TECHNOLOGIES CORP.


DATE: June 13, 2005                        By:  /s/ DAN STEER
      -------------                             ---------------------------
                                                Dan Steer
                                                Principal Executive Officer